SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                                Date of Report
                              -----------------
                              September 8, 1996

                           CACI International Inc
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            (Exact name of registrant as specified in its Charter)

                                  Delaware
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                (State or other jurisdiction of incorporation)

                                   0-8401
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                           (Commission File Number)

                                  54-1345888
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                      (IRS Employer Identification No.)

                              1100 N. Glebe Road
                          Arlington, Virginia 22201
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               (Address of principal executive offices) (Zip Code)

                                 (703) 841-7800
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             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

On August 23, 1996, the Registrant signed a Letter of Intent to acquire most of the business and the assets of Sunset Resources, Inc. (SRI) for $5.3 million in cash. The acquisition is subject to due diligence, and approval of a detailed acquisition agreement by each Company's Board of Directors. The transaction is expected to close by October 1, 1996.

SRI is an engineering and information technology firm that has focused on logistics and engineering support services to the US Air Force, and is expert in electronic data interchange in support of the tri-service initiatives to promote electronic commerce in government and industry. Headquartered in San Antonio, Texas, SRI has 130 employees and locations close to Kelly Air Force Base in San Antonio, Texas and Tinker Air Force Base in Oklahoma City, Oklahoma. SRI's current annual revenues are approximately $12 million.

A copy of CACI's September 4, 1996 press release regarding CACI's execution of a Letter of Intent to acquire SRI is attached as an Exhibit to this report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(99)(a) Press Release dated September 4, 1996 announcing CACI's execution of a Letter of Intent to acquire SRI.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     CACI International Inc
- --------------------------------
(Registrant)

By:         /s/
   -----------------------------
   Jeffrey P. Elefante
   Executive Vice President,
   General Counsel and Secretary

Dated:  September 9, 1996